UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: March 8, 2006
(Date of earliest event reported)
PAYCHEX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK	14625-2396
(Address of principal executive offices)	(Zip Code)
(585) 385-6666
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS.
     On or about March 6, 2006, Paychex, Inc. (the “Company”) sent a notice to participants in the Paychex, Inc. 401(k) Incentive Retirement Plan (the “401(k) Plan”) informing them that the 401(k) Plan would be changing its recordkeeper. This notice indicated that, as a result of the conversion, from a period beginning on April 25, 2006 and ending the week of May 8, 2006 (the “blackout period”), participants will not be able to direct or diversify investments or request a distribution from the 401(k) Plan. These restrictions apply to shares of the Company’s common stock held in the Paychex, Inc. Employee Stock Ownership Plan, which is an investment option under the 401(k) Plan.
     In connection with the foregoing, on March 8, 2006, the Company sent a notice to its directors and executive officers informing them that pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules promulgated thereunder, during the blackout period, they would be prohibited from purchasing, selling, or otherwise acquiring or transferring shares of the Company’s common stock acquired in connection with their employment as an executive officer or services as a director. A copy of the notice is attached hereto as Exhibit 99.1.
     During the blackout period and for a period of two years after the ending date thereof, a participant in the 401(k) Plan, a security holder, or other interested person may obtain, without charge, information regarding the blackout period, including the actual ending date of the blackout period, by contacting Stephanie Schaeffer, Chief Legal Officer, or John Morphy, Chief Financial Officer, at Paychex, Inc., 911 Panorama Trail South, Rochester, NY 14625-2396; Telephone (585) 385-6666.
EXHIBIT INDEX
     The following exhibit is filed with this Form 8-K:
Exhibit 99.1: Notice of Trading Restriction Period to Officers and Directors of Paychex, Inc. regarding the 401(k) Plan Blackout Period and Trading Restrictions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.

Date: March 8, 2006	/s/Jonathan J. Judge

Jonathan J. Judge President and Chief Executive Officer

Date: March 8, 2006	/s/ John M. Morphy

John M. Morphy Senior Vice President, Chief Financial Officer and Secretary

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